SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2011, the Board of Directors of Portland General Electric Company (the “Company”) adopted amendments to Section 3.2 of Article III and Section 5.3 of Article V of the bylaws of the Company, effective on such date. The amendments add the clause “except as otherwise required by the Board of Directors” at the end of the last sentence of Section 3.2 and at the end of Section 5.3.

Section 3.2 of Article III, as amended, reads in its entirety as follows, with the above-referenced amendment underlined:

3.2
Number, Election and Qualification. The number of directors of the corporation shall be determined from time to time by the Board of Directors. The Board of Directors may periodically change the number of directors by resolution, provided that no decrease shall have the effect of shortening the term of any incumbent director. The directors shall hold office until the next annual meeting of shareholders, and until their successors shall have been elected and qualified, until earlier death, resignation or removal or until there is a decrease in the number of directors. Directors need not be residents of the State of Oregon or shareholders of the corporation, except as otherwise required by the Board of Directors.

Section 5.3 of Article V, as amended, reads in its entirety as follows, with the above-referenced amendment underlined:

5.3	Qualification. No officer need be a director, shareholder or Oregon resident, except as otherwise required by the Board of Directors.

A copy of the Ninth Amended and Restated Bylaws of Portland General Electric Company is included herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

3.1	Ninth Amended and Restated Bylaws of Portland General Electric Company, as amended on October 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	October 26, 2011	By:	/s/ Maria M. Pope
Maria M. Pope
Senior Vice President, Finance, Chief Financial Officer, and Treasurer

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